EXCLUSIVE MANUAFACTURING AND DSITRIBUTION AGREEMENT

THIS GREEMENT (the "Agreement"), is dated as of November 2, 2004 by and between Taylor Madison Corp., a Florida Corporation, the Company ("TMDN") and Boom LLC, a New York Corporation ("Boom").

     WHEREAS, TMDN has entered into a licensing agreement (the "License") with Major League Baseball to developed and market an MLB line of personal care products. (the "Brand")

     WHEREAS, TMDN wishes to developed and market the Brand with an expert manufacturing and distributing company.

     WHEREAS,  Boom  has  the  expertise  to  develop  and market the Brand and;

     WHEREAS, Boom desires develop, market and to acquire the rights and title to the License from TMDN.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows

FOR GOOD AND VALUABLE CONSIDERATION, TMDN hereby appoints Boom as its exclusive manufacturing and marketing partner for the brand for a term concurrent with the terms and conditions of the License.

TMDN hereby agrees to assign, transfer and set over to Boom all rights, title and interest held by TMDN in and to the License and the Brand, pending MLB approval. At which time, Boom will pay TMDN an advance against royalties of $10,000 (Ten Thousand Dollars). In the event MLB rejects TMDN's application to assign the license, Boom will continue as the exclusive manufacturer and distributor of the brand for TMDN concurrent with TMDN's rights in to the license.

TMDN warrants and represents that said License for the Brand is in full force and effect.

TMDN further warrants that it has full right and authority to appoint Boom as its exclusive manufacturer and distributor of the brand and that the Brand rights herein are free of lien, encumbrance or adverse claim.

Boom hereby warrants that it has received a copy of the licensing agreement by and between TMDN and MLB and that it is aware of all the terms and conditions therein and that it agrees to strictly abide by those terms and conditions as though it was a party to the licensing agreement.

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Boom  hereby  assumes  and  agrees  to  perform  all the remaining and executory obligations of TMDN under the License with MLB, including the payment of the royalties on the net sales of the brand as prescribed in the license agreement. Boom will remit to TMDN at the same time as it pays the MLB royalties, a royalty payment equal to 2.5% of net sales of the Brand over and above the royalties due MLB.

DISPUTE  RESOLUTION
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Arbitration.  Any  controversy  or  claim  arising  out  of  or relating to this
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Agreement,  or  any  breach  thereof,  having  not  been cured within the herein prescribed time, arising out of or relating to the relationship between TMDN (including any of its parents, subsidiaries, officers, employees, affiliates, agents, and representative, and the officers and employees of all such entitles) and BOOM (including any of its parents, subsidiaries, officers, employees, agents or affiliates, and the officers and employees of all such entities) including, without limitation, any claim that any terms in this Agreement are unenforceable or otherwise avoidable, shall be submitted to binding arbitration and shall be determined in accordance with the rules of the American Arbitration Association. Such Arbitration shall be conducted in English before a sole arbitrator who shall be a United States national, selected in accordance with said rules. The Arbitration, including the rendering of the award shall take place in New York, NY. The conflict of law rules of the State of New York shall be applicable. Judgment upon the award of the Arbitrator may be entered in any court having jurisdiction thereon. The parties acknowledge that this Agreement and any award rendered pursuant to it shall be governed by the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitration Awards. This clause shall not, however, limit TMDN's right to institute or join in any petition or action before a federal bankruptcy court, as may be necessary in TMDN's sole subjective judgment, to seek to receive from BOOM payments due under this Agreement. Furthermore, this clause shall not limit BOOM's or TMDN's right to obtain any provisional remedy, including, without limitations, injunctive relief, writs for recovery of possession or similar relief, from any court of competent jurisdiction, as may be necessary in TMDN's sole subjective judgment, to protect its trademark or other property rights including liens and security interests. The existence and outcome of any arbitration proceedings shall be kept confidential except to the extent necessary to obtain judgment on or enforce any arbitration award. Either party may invoke this paragraph after providing thirty (30) days' written notice to the other party. All costs of arbitration shall be divided equally between the parties. Any award may be enforced by a court of law.

          (a)     Entitlement  to  Costs.  If any legal action or dispute arises
                  -----------------------
under this Agreement, arises by reason of any asserted breach of it, or arises between the parties and is related in any way to the subject matter of the Agreement, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, investigative costs, reasonable accounting fees and charges for experts. The "prevailing party" shall be the party who obtains a final judgment in its favor or a provisional remedy such as a preliminary injunction or who is entitled to recover its reasonable costs of suit, whether or not the suit proceeds to final judgment; if there is no court action, the prevailing party shall be the party who wins any dispute. A party need not be awarded money damages or all relief sought in order to be considered the "prevailing party" by a court.

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          (b)     GOVERNING LAW.  All questions concerning  this  Agreement, the
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rights  and  obligations  of  the  parties,  enforcement  and  validity, effect, interpretation and construction which are governed by state law shall be determined under the laws of the State of New York. United States federal law shall apply to all other issues.

This agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.


Lucien  Lallouz

/s/ Lucien Lallouz
-----------------------------
TMDN Signature

/s/ Art De Gaetano
-----------------------------
Boom's Signature


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